Exhibit 99.1

AMETEK Announces First Quarter Results and Raises 2023 Guidance

Berwyn, Pa., May 2, 2023 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the first quarter ended March 31, 2023.

AMETEK’s first quarter 2023 sales were $1.60 billion, a 10% increase over the first quarter of 2022, with organic sales growth of 9%. Operating income increased 15% to a record $405.5 million and operating margins were a record 25.4%, up 120 basis points from first quarter 2022 margins. Operating cash flow was a record $386.5 million, up 92% versus the prior year.

On a GAAP basis, first quarter earnings per diluted share were $1.32. Adjusted earnings in the quarter were $1.49 per diluted share, up 12% from the first quarter of 2022. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization of $0.17 per diluted share. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.

"AMETEK's first quarter performance was exceptional," said David A. Zapico, AMETEK Chairman and Chief Executive Officer. "Strong organic sales growth coupled with our focus on operational excellence, resulted in record operating profit, robust margin expansion and outstanding free cash flow. Moreover, demand remains strong resulting in solid orders growth in the quarter and a record backlog. Given this outstanding performance, we are raising our sales and earnings guidance for the full year."

Electronic Instruments Group (EIG)

EIG sales in the first quarter were $1.12 billion, up 13% from the same quarter in 2022. EIG’s operating income in the quarter increased 27% to a record $309.7 million and operating income margins were 27.7%, an increase of 290 basis points compared to the first quarter of 2022.

“EIG delivered tremendous results in the first quarter with strong sales growth and exceptional operating performance resulting in sizeable operating profit growth and margin expansion," stated Mr. Zapico. "EIG's sales growth was driven by broad-based organic sales growth and the contributions from recent acquisitions, while the operating performance reflects the quality of our differentiated businesses and the strength of our operating capabilities.”

Page | 1

Electromechanical Group (EMG)

EMG sales in the first quarter were $479.9 million, up 2% from the first quarter in 2022. EMG’s first quarter operating income was $120.5 million and operating income margins were 25.1% in the quarter.

"EMG's first quarter results demonstrated continued strong sales growth and operating performance, resulting in solid core margin expansion in the quarter," stated Mr. Zapico. “We also added to our differentiated automation platform with the acquisition of Bison Gear & Engineering in the first quarter.”

2023 Outlook

"I am pleased with AMETEK’s results in the first quarter. Our businesses are performing at a very high level and delivering exceptional results. We remain well positioned given our record backlog, our leadership positions across attractive niche markets, and the proven strength of the AMETEK Growth Model. Additionally, our balance sheet and strong cash flows provide us with meaningful capital to deploy on strategic acquisitions,” stated Mr. Zapico.

“For 2023, we now expect overall sales to be up mid to high single digits compared to 2022. Adjusted diluted earnings per share are now expected to be in the range of $5.96 to $6.10, an increase of 5% to 7% over the comparable basis for 2022. This is an increase from our previous guidance range of $5.84 to $6.00 per diluted share,” he added.

"We expect overall sales in the second quarter to be up mid to high single digits on a percentage basis versus the prior year. Second quarter adjusted earnings per diluted share are anticipated to be in the range of $1.49 to $1.51, up 8% to 9% compared to the second quarter of 2022," concluded Mr. Zapico.

Conference Call

AMETEK will webcast its first quarter 2023 investor conference call on Tuesday, May 2, 2023, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

About AMETEK

AMETEK (NYSE: AME) is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales over $6.0 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, New Product Development, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. Founded in 1930, AMETEK has been listed on the NYSE for over 90 years and is a component of the S&P 500. For more information, visit www.ametek.com.

Page | 2

Forward-looking Information

Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include risks related to COVID-19 and its potential impact on AMETEK’s operations, supply chain, and demand across key end markets; AMETEK’s ability to consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

Page | 3

AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales	$1,597,117	$1,458,525

Cost of sales	1,022,525	948,833
Selling, general and administrative	169,051	156,452
Total operating expenses	1,191,576	1,105,285
Operating income	405,541	353,240
Interest expense	(20,569)	(19,570)
Other (expense) income, net	(5,373)	2,552
Income before income taxes	379,599	336,222
Provision for income taxes	73,887	63,775
Net income	$305,712	$272,447

Diluted earnings per share	$1.32	$1.17
Basic earnings per share	$1.33	$1.18

Weighted average common shares outstanding:
Diluted shares	231,229	233,065
Basic shares	230,126	231,481

Dividends per share	$0.25	$0.22

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net sales:
Electronic Instruments	$1,117,247	$987,759
Electromechanical	479,870	470,766
Consolidated net sales	$1,597,117	$1,458,525

Operating income:
Segment operating income:
Electronic Instruments	$309,747	$244,774
Electromechanical	120,504	128,209
Total segment operating income	430,251	372,983
Corporate administrative expenses	(24,710)	(19,743)
Consolidated operating income	$405,541	$353,240

Page | 4

AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$399,873	$345,386
Receivables, net	901,506	919,335
Inventories, net	1,117,051	1,044,284
Other current assets	247,512	219,053
Total current assets	2,665,942	2,528,058

Property, plant and equipment, net	637,672	635,641
Right of use asset, net	166,985	170,295
Goodwill	5,430,493	5,372,562
Other intangibles, investments and other assets	3,714,930	3,724,564
Total assets	$12,616,022	$12,431,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$70,017	$226,079
Accounts payable and accruals	1,382,650	1,338,123
Total current liabilities	1,452,667	1,564,202

Long-term debt, net	2,175,880	2,158,928
Deferred income taxes and other long-term liabilities	1,230,350	1,231,478
Stockholders' equity	7,757,125	7,476,512
Total liabilities and stockholders' equity	$12,616,022	$12,431,120

Page | 5

AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Diluted Earnings Per Share
	Three Months Ended
	March 31,
	2023	2022

Diluted earnings per share (GAAP)	$1.32	$1.17
Pretax amortization of acquisition-related intangible assets	0.22	0.21
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.05)
Adjusted Diluted earnings per share (Non-GAAP)	$1.49	$1.33

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	June 30, 2023		December 31, 2023
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.32	$1.34	$5.28	$5.42
Pretax amortization of acquisition-related intangible assets	0.22	0.22	0.89	0.89
Income tax benefit on amortization of acquisition-related intangible assets	(0.05)	(0.05)	(0.21)	(0.21)
Adjusted Diluted earnings per share (Non-GAAP)	$1.49	$1.51	$5.96	$6.10

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

Page | 6